FormFactor and Teradyne Announce Strategic Collaboration to Accelerate Next-Generation Semiconductor Testing

Companies to combine leadership in probe, interface, and test technologies to accelerate AI and high-performance compute deployments

LIVERMORE, Calif. - October 12, 2026 — FormFactor, Inc. (Nasdaq: FORM), a leading provider of semiconductor test and measurement technologies, and Teradyne, Inc. (Nasdaq: TER), a leading provider of automated test equipment and advanced robotics, today announced the two companies have entered into a broad technology collaboration aimed at accelerating the development, validation, and high-volume production deployment of next-generation semiconductor devices. In addition, Teradyne has agreed to purchase shares of FormFactor common stock.

The collaboration brings together FormFactor’s industry-leading expertise in probe technologies, interface solutions, test engineering, and device characterization with Teradyne’s advanced automated test platforms to help customers address growing semiconductor complexity. Together, the companies will partner to advance semiconductor test architectures, optimize test infrastructure, and enhance production readiness for existing and emerging applications, including high-performance compute (HPC), advanced packaging, high-bandwidth memory (HBM), and silicon photonics.

"The semiconductor industry is entering a period where test performance, scalability, and time-to-market are becoming decisive competitive advantages," said Mike Slessor, Chief Executive Officer of FormFactor. "By combining FormFactor's deep expertise in device characterization, probing, interfaces, and production test solutions with Teradyne's test platforms, we can help customers accelerate innovation and move more efficiently from technology development to high-volume manufacturing."

“The most demanding test challenges in advanced packaging, silicon photonics, and memory can’t be solved by a single company,” said Gregory Smith, President and Chief Executive Officer of Teradyne. “By investing in FormFactor and combining our leading-edge test platforms with FormFactor’s probe and interface expertise, we’re building a more complete, validated path to production for our shared customers, and reinforcing our commitment to an open, interoperable ecosystem.”

The companies believe the collaboration will accelerate innovation across the semiconductor test ecosystem from wafer to data center, expand opportunities for joint customer engagement, and support increasing demand for advanced computing, AI infrastructure, and next-generation semiconductor technologies.

Under the terms of the agreement, Teradyne has agreed to make a $300 million strategic equity investment. The transaction is subject to customary closing conditions and regulatory approvals.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including statements regarding the expected benefits and anticipated results of the collaboration between Teradyne and FormFactor, and the anticipated timing and consummation of Teradyne’s investment in FormFactor. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and Teradyne and FormFactor disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.

About FormFactor

FormFactor, Inc. (Nasdaq: FORM) is a leading provider of essential test and measurement technologies along the full IC life cycle — from characterization, modeling, reliability, and design de-bug to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit www.formfactor.com.

Investor Relations Contact for FormFactor, Inc.

Stan Finkelstein
Investor Relations
(925) 290-4273
ir@formfactor.com

About Teradyne

Teradyne (Nasdaq: TER) designs, develops, and manufactures automated test equipment and advanced robotics systems. Its semiconductor and electronics test solutions span the full AI device supply chain, from wafer to data center, enabling customers to meet the quality and reliability standards the AI era demands. Its advanced robotics business deploys intelligent automation across manufacturing, logistics, and data center operations for customers worldwide. For more information, visit www.teradyne.com.Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Investor Relations Contact for Teradyne, Inc.

Amy McAndrews
Investor Relations
(978) 370-3945
investor.relations@teradyne.com

Source: FormFactor, Inc. and Teradyne, Inc.

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